                                                                       EXHIBIT 1

                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION


          AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 15th day of May, 1995, by and between FOOTHILL GROUP, INC. ("Foothill"), a Delaware corporation, and NORWEST CORPORATION ("Norwest"), a Delaware corporation.

          WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest will merge with and into Foothill (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of Series A Common Stock of Foothill, no par value ("Foothill Common Stock"), including, subject to the terms and conditions set forth herein, options convertible into shares of Foothill Common Stock and Foothill Series A convertible Preferred Stock, $1.00 par value per share ("Preferred Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement into shares of voting Common Stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"),

          NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

          1.  Basic Plan of Reorganization

          (a)  Merger.  Subject to the terms and conditions contained herein, a
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wholly-owned subsidiary of Norwest (the "Merger Co.") will be merged by statutory merger with and into Foothill pursuant to the Merger Agreement, with Foothill as the surviving corporation and the separate existence of Merger Co. shall thereupon cease, in which merger (i) each share of Foothill Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below) (other than shares as to which statutory dissenters' appraisal rights have been exercised) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for .920 fully paid and nonassessable shares of Norwest Common Stock, (ii) each share of the Preferred Stock of Foothill issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of Preferred Stock held in Foothill's treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for 6.1333272 fully paid and nonassessable shares of Norwest Common Stock, (iii) the shares of Foothill Common Stock subject to each unexercised Option (as defined in paragraph 4(o) of the Reorganization Agreement) having an exercise price that is less than the "Fair Market Value" (as defined below) per share of Foothill Common Stock and whose holder shall have entered into an agreement with Foothill pursuant to paragraph 4(o) hereof (the "Option Shares"), shall be converted into and exchanged for that number of fully paid and nonassessable shares of Norwest Common Stock determined as follows: (A) by dividing (1) the aggregate Fair Market Value of the Option Shares less the aggregate exercise price thereof by (2) the Fair Market Value of one share of Foothill Common Stock, and then (B) multiplying the number obtained as the result of such division by .920., and (iv) all shares of Foothill Common Stock owed by Foothill or any subsidiary thereof, or by Norwest, or Merger Co. shall be canceled. Each share of Merger Co. common stock shall be converted into and exchanged by virtue of the Merger into shares of the surviving corporation. For purposes of clause (iii), the term "Fair Market Value" with respect to Foothill Common Stock shall mean the per share price of Foothill Common Stock as reported by the consolidated tape of the New York Stock Exchange for the trading day immediately preceding the "Closing Date" (as that term is defined in the Reorganization Agreement).

          (b)  Norwest Common Stock Adjustments.  If, between the date hereof
               --------------------------------
and the Effective Time of the Merger, shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period (a "Common Stock Adjustment"), then the number of shares of Norwest Common Stock into which a share of Foothill Common Stock or Preferred Stock or Option Shares shall be converted pursuant to subparagraph (a), above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Foothill Common Stock or Preferred Stock or Option Shares shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of Foothill Common Stock or Preferred Stock or Option Shares would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger.

          (c)  Fractional Shares.  No fractional shares of Norwest Common Stock
               -----------------
and no certificates or scrip certificates therefor shall be issued for exchange of certificates representing Foothill Comon Stock or Preferred Stock or Option Shares pursuant to Section 1(a) to represent any such fractional interest, and any holder thereof shall be paid upon such surrender an amount of cash (without interest) in an amount equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days ending on the day immediately preceding the meeting of shareholders required by paragraph 4(c) of this Agreement.

          (d)  Mechanics of Closing Merger.  Subject to the terms and conditions
               ---------------------------
set forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Secretary of State of the State of Delaware

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within ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The "Effective Time of the Merger" shall be 11:59 p.m. Delaware time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into Foothill pursuant to the Merger Agreement.

          Each of Norwest, Merger Co. and Foothill shall provide all reasonable assistance to, and shall cooperate with each other to bring about the consummation of the Merger as soon as possible in accordance with and subject to the terms of this Agreement. Norwest shall cause Merger Co. to perform all covenants and obligations required to be performed by it in connection with this Agreement and the Merger Agreement.

          The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

          2. Representations and Warranties of Foothill. Foothill represents and warrants to Norwest as follows:

          (a)  Organization and Authority.  Foothill is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and are in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Foothill and its subsidiaries taken as a whole and Foothill has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Foothill has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

          (b)  Foothill's Subsidiaries.  Schedule 2(b) sets forth a complete and
               -----------------------
correct list of all of Foothill's direct and indirect subsidiaries and partnerships of which Foothill is a general partner as of the date hereof (individually a "Foothill Subsidiary" and collectively the "Foothill Subsidiaries"), all shares of the outstanding capital stock or voting securities of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by Foothill. No equity security of any Foothill Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Foothill Subsidiary is bound to issue

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additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Subject to the Delaware General Corporation Law, all of such shares so owned by Foothill are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Foothill Subsidiary is a corporation or partnership duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except for Foothill Partners, L.P. ("FPI") and Foothill Partners, II. ("FPII") (collectively, the "Partnerships") and except as set forth on Schedule 2(b), Foothill does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. Schedule 2(b) sets forth the partnership interests of the Partnerships owned by Foothill.

          (c)  Capitalization.  The authorized capital stock of Foothill
               --------------
consists of 22,000,000 shares of Common Stock, no par value, 1,000,000 shares of Preferred Stock, $1.00 par value, of which as of the close of business on March 31, 1995, 16,705,594 shares of Foothill Common Stock and 100,000 shares of Preferred Stock were issued and outstanding and no shares were held in the treasury. The maximum number of shares of Foothill Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Foothill Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto, except the option to purchase Foothill Common Stock granted pursuant to the Stock Option Agreement dated the date hereof between Foothill and Norwest (the "Stock Option Agreement"), were exercised is 17,843,359. All of the outstanding shares of capital stock of Foothill have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c) and except for the option granted pursuant to the Stock Option Agreement, there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls, preemptive rights or other rights obligating Foothill or any Foothill Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Foothill or any Foothill Subsidiary. Except as set forth on Schedule 2(c) hereof, since December 31, 1994, no shares of Foothill capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Foothill or any Foothill Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Foothill.

          As of the date of this Agreement, there are no cumulated and unpaid dividends with respect to the Preferred Stock. The Conversion Price, as defined in Paragraph F of the Certificate of Designation, Voting Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of the Preferred Stock (the "Foothill Certificate of Designation"), has not been adjusted and the Conversion Price for each share of Preferred

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Stock, as defined in Paragraph F of the Certificate of Designation is 6.66666
per share of Preferred Stock.

          (d)  Authorization.  Foothill has the corporate power and authority to
               -------------
enter into this Agreement and the Merger Agreement and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement by Foothill and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Foothill. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Foothill as may be required by statute or regulation, this Agreement and the Merger Agreement are valid and binding obligations of Foothill enforceable against Foothill in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies, including specific performance.

          Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Foothill of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Foothill with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Foothill or any Foothill Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Foothill or any Foothill Subsidiary is a party or by which it may be bound, or to which Foothill or any Foothill Subsidiary or any of the properties or assets of Foothill or any Foothill Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Foothill, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Foothill or any Foothill Subsidiary or any of their respective properties or assets.

          Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states, the Investment Advisors Act of 1940, as amended (the "IAA") or filings, consents, reviews, authorizations, approvals or exemptions required to be made with the New York and Chicago Stock Exchange or under the Bank Holding Company Act of 1956, as amended (the "BHC Act") or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and filings required to effect the Merger under Delaware law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Foothill of the transactions contemplated by this Agreement and the Merger Agreement.

          (e)  Foothill Financial Statements.  The consolidated balance sheets
               -----------------------------
of Foothill and its consolidated subsidiaries as of December 31, 1994 and 1993 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended December 31, 1994, together with the notes thereto, certified by Ernst & Young and included in Foothill's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Foothill 10-K") as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated statements of financial condition of Foothill and its consolidated subsidiaries as of March 31, 1995 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the three months then ended included in Foothill's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 as filed with the SEC (collectively, the "Foothill Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Foothill and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of Foothill and its consolidated subsidiaries for the periods then ended.

          (f)  Reports.  Since December 31, 1990, Foothill and each Foothill
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Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements and other filings required under the IAA, and (ii) any applicable state securities authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Foothill Reports". As of their respective dates, the Foothill Reports complied in all material respects with all the rules and regulations promulgated by the SEC applicable to such Foothills Reports and applicable state securities authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Foothill Reports have been made available to Norwest by Foothill.

          (g)  Properties and Leases.  Except as may be reflected in the
               ---------------------
Foothill Financial Statements and except for any lien for current taxes not yet delinquent, Foothill and each Foothill Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Foothill's consolidated balance sheet as of December 31, 1994 included in Foothill's Annual Report on Form 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Foothill or any Foothill Subsidiary pursuant to which Foothill or such Foothill Subsidiary, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Foothill or such Foothill Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default.

          (h)  Taxes.  Each of Foothill and the Foothill Subsidiaries has filed
               -----
all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or has set up an adequate reserve for the payment of all taxes owed by it required to be paid in respect of the periods covered by such returns, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Foothill and the Foothill Subsidiaries for the fiscal year ended December 31, 1990, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither Foothill nor any Foothill Subsidiary is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Foothill or any Foothill Subsidiary which has not been settled, resolved and fully satisfied. Each of Foothill and the Foothill Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of March 31, 1995, referred to in paragraph 2(e) hereof, includes, in accordance with generally accepted accounting principles, adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Foothill and the Foothill Subsidiaries with respect to all periods through the date thereof.

          (i)  Absence of Certain Changes.  Except as contemplated in this
               --------------------------
Agreement, the Merger Agreement, and the Stock Option Agreement, since December 31, 1994 there has been no change in the business, financial condition or results of operations of Foothill or any Foothill Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Foothill and the Foothill Subsidiaries taken as a whole.

          (j)  Commitments and Contracts.  Except as disclosed in Foothill
               -------------------------
Reports or as set forth on Schedule 2(j), and except for commitments and contracts authorized or required to be entered into between the date hereof and the closing date neither Foothill nor any Foothill Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                    (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Foothill or such Foothill Subsidiary);

                   (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

                  (iii)  any labor contract or agreement with any labor union;

                   (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of Foothill or any Foothill Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Foothill or any Foothill Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

                    (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

                   (vi) any lease with annual rental payments aggregating $150,000 or more.

          (k)  Litigation and Other Proceedings.  Foothill has furnished
               --------------------------------
Norwest copies of (i) all attorney responses to the request of the independent auditors for Foothill with respect to loss contingencies as of December 31, 1994 in connection with the Foothill financial statements included in the Foothill 10-K, and (ii) a written list of legal and regulatory proceedings filed against Foothill or any Foothill Subsidiary since said date. Neither Foothill nor any Foothill Subsidiary is a party to any pending or, to the best knowledge of any senior officer of Foothill, after diligent inquiry, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Foothill and the Foothill Subsidiaries taken as a whole.

          (l)  Insurance.  Foothill and each Foothill Subsidiary is presently
               ---------
insured, and during each of the past five calendar years (or during such lesser period of time as Foothill has owned such Foothill Subsidiary) has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

          (m)  Compliance with Laws.  Foothill and each Foothill Subsidiary have
               --------------------
complied with all applicable federal, state or local laws, statutes and ordinances, and any applicable rule, regulation or order thereunder, except for possible violations which individually or in the aggregate do not and would not have a material adverse effect on Foothill and the

Foothill Subsidiaries taken as a whole. Foothill and each Foothill Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Foothill and the Foothill Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Foothill, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Foothill and each Foothill Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to the business of Foothill and the Foothill Subsidiaries taken as a whole, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation, including but not limited to state usury laws. To the best of Foothill's knowledge, neither Foothill nor any Foothill Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on
Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Foothill or any Foothill Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Foothill and the Foothill Subsidiaries taken as a whole. Neither Foothill nor any Foothill Subsidiary is subject to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any continuing board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of thrifts or savings and loan or thrift holding companies or engaged in the insurance of bank deposits with respect to Pacific Crest Capital, Inc. or Pacific Crest Investment and Loan (formerly known as Foothill Thrift and Loan).

          (n)  Labor.  No work stoppage involving Foothill or any Foothill
               -----
Subsidiary is pending or, to the best knowledge of any senior officer of Foothill, after diligent inquiry, threatened. Neither Foothill nor any Foothill Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Foothill and the Foothill Subsidiaries taken as a whole. Employees of Foothill and the Foothill Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

          (o)  Material Interests of Certain Persons.  Except as set forth in
               -------------------------------------
the Foothill Reports, to the best knowledge of Foothill, no officer or director of Foothill or any Foothill Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Foothill or any Foothill Subsidiary.

          (p)  Foothill Benefit Plans.
               ----------------------

                    (i)  The only "employee benefit plans" within the meaning of
          Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Foothill or any Foothill Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Foothill or any Foothill Subsidiary are those set forth on Schedule 2(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

                   (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p), Foothill or the Foothill subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. Foothill does not know of the existence of a fact which is likely to have an adverse effect on the qualified status of any plan within the meaning of Section 401(a) of the Code or that its related trust is not exempt from taxation under Section 501(a) of the Code.

                  (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan as of the end of the most recent Plan year exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

                   (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of Foothill, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of Foothill, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Foothill and the Foothill Subsidiaries taken as a whole.

                    (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                   (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in
          Section 412 of the Code (whether or not waived), since the effective date of ERISA.

                  (vii) Except as disclosed in Schedule 2(p), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Foothill or any Foothill Subsidiary under any Plan or otherwise,
          (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

          (q)  Proxy Statement, etc.  None of the information regarding
               --------------------
Foothill and the Foothill Subsidiaries supplied or to be supplied by Foothill to Norwest for inclusion in (i) a Registration Statement on Form S-4 to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of Foothill Common Stock pursuant to the provisions of the Merger Agreement (the "Registration Statement"), (ii) the proxy statement to be mailed to Foothill's shareholders in connection with the meeting to be called to consider the Merger (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Foothill and the Foothill Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          (r)  Registration Obligations.  Except as set forth on Schedule 2(r),
               ------------------------
neither Foothill nor any Foothill Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

          (s)  Brokers and Finders.  Except as set forth on Schedule 2(s),
               -------------------
neither Foothill nor any Foothill Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Foothill or any Foothill Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

          (t)  Fiduciary Activities.  Foothill and each Foothill Subsidiary has
               --------------------
properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Foothill and the Foothill Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Foothill, any Foothill Subsidiary, nor, to the knowledge of the senior officers of Foothill, after diligent inquiry, any director, officer or employee of Foothill or any Foothill Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of Foothill and the Foothill Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

          (u)  No Defaults.  Neither Foothill nor any Foothill Subsidiary is
               -----------
in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Foothill and the Foothill Subsidiaries, taken as a whole. To the best of Foothill's knowledge, all parties with whom Foothill or any Foothill Subsidiary has material leases, agreements or contracts or who owe to Foothill or any Foothill Subsidiary material obligations other than with respect to those arising in the ordinary course of the lending business of the Foothill Subsidiaries are in compliance therewith in all material respects.

          (v)  Environmental Liability.  There is no legal, administrative, or
               -----------------------
other proceeding, or action of any nature seeking to impose, or that could result in the imposition of, on Foothill or any Foothill Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Foothill's knowledge, threatened against Foothill or any Foothill Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon Foothill and Foothill's Subsidiaries taken as a whole; to the best of Foothill's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best knowledge of any senior officer of Foothill, after diligent inquiry, neither Foothill nor any Foothill Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability. Foothill has provided Norwest with copies of all environmental assessments, reports, studies and other related information in its possession with respect to each owned facility and each non-residential OREO property.

          (w)  Antitakeover Provisions Not Applicable.  The provisions of
               --------------------------------------
Section 203 of the Delaware General Corporation Law as they relate to Foothill do not and will not apply to the Stock Option Agreement, this Agreement, the Merger or the transactions contemplated hereby or thereby.

          (x)  Registered Investment Advisor.  Foothill is a registered
               -----------------------------
investment advisor under the IAA.

          (y)  Registered Investment Company.  Neither Foothill, nor either of
               -----------------------------
the Partnerships, is an "investment company" within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), by virtue of one or more exclusions therefrom provided for in the 1940 Act, and specifically with respect to each of the Partnerships, by virtue of the exclusion from such definition provided for under Section 3(c)(1) of the 1940 Act for an issuer whose outstanding securities are "beneficially owned" (determined pursuant to Section 3(c)(1) of the 1940 Act) by not more than 100 persons and who does not presently propose to make a public offering of its securities; and to the extent Foothill or either of the Partnerships may be deemed to be an investment company under the 1940 Act, they are each exempt from registration under the 1940 Act pursuant to one or more exemptions from such registration provided for under the 1940 Act.

          3. Representations and Warranties of Norwest. Norwest represents and warrants to Foothill as follows:

          (a)  Organization and Authority.  Norwest is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest has furnished to Foothill true copies of its Certificate of Incorporation and By-laws. Norwest is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act.

          (b)  Norwest Subsidiaries.  Schedule 3(b) sets forth a complete and
               --------------------
correct list as of December 31, 1994, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. (S) 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

          (c)  Norwest Capitalization.  The authorized capital stock of
               ----------------------
Norwest consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on December 31, 1994, 1,127,125 shares of 10.24% Cumulative Preferred Stock at $100 stated value, 980,000 shares of Cumulative Tracking Preferred Stock, and 1,143,675 shares of Cumulative Convertible Preferred Stock, Series B, at $200 stated value and 14,265 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value were outstanding, (ii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on December 31, 1994, 309,144,857 shares were outstanding and 13,939,617 shares were held in the treasury, and (iii) 4,000,000 shares of Preference Stock, no par value, of which as of the close of business on April 30, 1995, no shares were outstanding.

          (d)  Authorization.  Norwest has the corporate power and authority
               -------------
to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. The shares of Norwest Common Stock to be issued in the Merger when issued as contemplated by this Agreement, will be legally and validly issued, fully paid, and nonassessable. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies, including specific performance.

          Neither the execution, delivery and performance by Norwest of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

          Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states, the IAA, or filings, consents, reviews, authorizations, approvals or exemptions required to be made with the New York and Chicago Stock Exchanges or under the BHC Act or the HSR Act, and filings required to effect the Merger under Delaware law, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement and the Merger Agreement.

          (e)  Norwest Financial Statements.  The consolidated balance sheets
               ----------------------------
of Norwest and Norwest's subsidiaries as of December 31, 1994 and 1993 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1994, together with the notes thereto, certified by KPMG Peat Marwick, L.L.P. and included in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Norwest 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of March 31, 1995 and the related unaudited consolidated statements of income and cash flows for the three months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995, as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

          (f)  Reports.  Since December 31, 1990, Norwest and each Norwest
               -------
Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller") and (v) any applicable state securities or banking authorities.

All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g)  Properties and Leases.  Except as may be reflected in the Norwest
               ---------------------
Financial Statements and except for any lien for current taxes not yet delinquent, Norwest and each Norwest Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Norwest's consolidated balance sheet as of December 31, 1994 included in Norwest's Annual Report on Form 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Norwest or any Norwest Subsidiary pursuant to which Norwest or such Norwest Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Norwest or such Norwest Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Norwest's and each Norwest Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

          (h)  Taxes.  Each of Norwest and the Norwest Subsidiaries has filed
               -----
all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

          (i)  Absence of Certain Changes.  Since December 31, 1994, there has
               --------------------------
been no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

          (j)  Commitments and Contracts.  Except as set forth on Schedule 3(j),
               -------------------------
as of December 31, 1994 neither Norwest nor any Norwest Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

               (i)  any labor contract or agreement with any labor union;

              (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Norwest or any Norwest Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Norwest or any Norwest Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

             (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

          (k)  Litigation and Other Proceedings.  Neither Norwest nor any
               --------------------------------
Norwest Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

          (l)  Insurance.  Norwest and each Norwest Subsidiary is presently
               ---------
insured or self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

          (m)  Compliance with Laws.  Norwest and each Norwest Subsidiary has
               --------------------
all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest and the Norwest Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to Norwest and the Norwest Subsidiaries taken as a whole, business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. To the best of Norwest's knowledge, neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

          (n)  Labor.  No work stoppage involving Norwest or any Norwest
               -----
Subsidiary is pending or, to the best knowledge of Norwest, threatened. Neither Norwest nor any Norwest Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Norwest or such Norwest Subsidiary. Except as set forth on Schedule 3(j), employees of Norwest and the Norwest Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

          (o)  Norwest Benefit Plans.
               ---------------------

                    (i) As of September 1, 1994, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA
          Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on Schedule 3(o) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of
          Section 3(37) of ERISA.

                   (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of TEFRA, DEFRA and REA for each of the Norwest Plans to which the qualification requirements of Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Norwest Plan may not have been amended to comply with TRA and other recent legislation and regulations, although each such Norwest Plan is within the remedial amendment period during which retroactive amendment may be made.

                  (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan as of the end of the most recent Plan year, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

                   (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under
          Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

                    (v) Except as set forth on Schedule 3(o), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

                   (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

                  (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

          (p)  Registration Statement, etc.  None of the information regarding
               ---------------------------
Norwest and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration

Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

          (q)  Brokers and Finders.  Neither Norwest nor any Norwest Subsidiary
               -------------------
nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

          (r)  No Defaults.  Neither Norwest nor any Norwest Subsidiary is in
               -----------
default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole. To the best of Norwest's knowledge, all parties with whom Norwest or any Norwest Subsidiary has material leases, agreements or contracts or who owe to Norwest or any Norwest Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Norwest Subsidiaries are in compliance therewith in all material respects.

          (s)  Environmental Liability.  There is no legal, administrative, or
               -----------------------
other proceeding, claim, or action of any nature seeking to impose, or that could result in the imposition, on Norwest or any Norwest Subsidiary of any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Norwest's knowledge, threatened against Norwest or any Norwest Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole; to the best of Norwest's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Norwest's knowledge neither Norwest nor any Norwest Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

          (t)  Merger Co.  As of the Closing Date, Merger Co. will be a
               ---------
corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business and enter into and perform its obligations under the Merger Agreement, and the execution and delivery by Merger Co. of the Merger Agreement shall have been duly authorized by the Board of Directors and shareholders of Merger Co.

          (u)  Operations of Foothill.  Subject to any changes authorized,
               ----------------------
required or contemplated by this Agreement, or as disclosed by Norwest to Foothill, Norwest does not have any current plans following the Effective Time to (i) materially change the operations, nature of business or location of operations of Foothill as conducted immediately prior to the Effective Time,
(ii) cause Foothill to sell, transfer or otherwise dispose of all or substantially all of its assets, except for dispositions made in the ordinary course of business, (iii) liquidate Foothill, (iv) merge Foothill with or into another corporation, including Norwest or its affiliates, (v) sell, distribute, or otherwise dispose of the common stock of Foothill owned by Norwest, or (vi) issue additional shares of stock, (or rights to acquire shares of stock) of Foothill that would result in Norwest losing control of Foothill within the meaning of Section 368(c) of the Code.

          4. Covenants of Foothill. Foothill covenants and agrees with Norwest as follows:

          (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Foothill shall, and shall cause each Foothill Subsidiary to: (i) maintain its corporate existence in good standing; (ii) maintain the general character of its business and conduct its business in its ordinary and usual manner; (iii) extend credit in accordance with existing lending policies, except that Foothill and each Foothill Subsidiary (other than the Partnerships) shall not, without the prior written consent of Norwest, make any new loan or, except for the loans set forth on
Schedule 4(a)(iii), modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $20,000,000;
(iv) maintain proper business and accounting records in accordance with generally accepted principles; (v) maintain its properties in good repair and condition, ordinary wear and tear excepted; (vi) maintain in all material respects presently existing insurance coverage; (vii) use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; (viii) use its best efforts to obtain any approvals or consents required to maintain existing material leases and other material contracts in effect following the Merger; (ix) comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Foothill and each Foothill Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on Foothill and the Foothill Subsidiaries taken as a whole; and (x) permit Norwest and its representatives (including KPMG Peat Marwick, L.L.P.) to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Foothill herein expressed.

          (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Foothill and each Foothill Subsidiary (other than the Partnerships, except with respect to (i), (iii), (iv) or (xiv)) will not (without the prior written consent of Norwest):
(i) amend or otherwise change its articles of incorporation or association or by-laws or Partnership Agreements; (ii) issue or sell or authorize for issuance or sale, or grant any options, stock appreciation rights, warrants or awards or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities, except that Foothill may issue shares of Foothill Common Stock upon the exercise of the option granted under the Stock Option Agreement or upon the exercise of outstanding stock options described in
Schedule 4(b); (iii) authorize or incur any long-term debt, except as required in the normal course of its business and, in the case of the Partnerships, as required or authorized by the FPI and FPII partnership agreements; (iv) mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business and, in the case of the Partnerships, as required or authorized by the FPI and FPII partnership agreements; (v) enter into any material agreement, contract or commitment in excess of $200,000 except lending transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; (vi) make any equity security investments except investments required to be made by the "Co-Investor" provisions of the FPI and FPII partnership agreements ; (vii) amend or terminate any Plan except as required by law; (viii) make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof;
(ix) except with respect to the payment prior to the closing date of cash dividends paid on a quarterly basis in accordance with past practices (including up to a $.08 per share dividend for Foothill's 1995 second quarter record date and up to $.10 per share for third and fourth quarter record date dividends and first quarter 1996 record date dividends of up to $.12 per share) and except for quarterly cash dividends of no more than $2.70 per share of Preferred Stock, pursuant to the Certificate of Designation, Voting Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of the Preferred Stock, declare, set aside, make or pay any dividend or other distribution with respect to its capital stock and except for any dividend declared by a subsidiary's Board of Directors in accordance with applicable law and regulation; provided that the dividends otherwise permitted to be paid hereunder may not be declared and paid in any particular quarter if the Closing of the Merger occurs in such quarter and former shareholders of Foothill would become shareholders of record of Norwest for the purposes of qualifying for the quarterly

Norwest dividend payable to shareholders of Norwest Common Stock for such quarter; (x) redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Foothill; (xi) except for increases of salaries in the ordinary course of business consistent with past practice, and except for the payment to participants in Foothill's Stock Purchase Plan of up to $8.00 per share of Foothill Common Stock allocated to such participant as of the earliest to occur of the Closing Date or September 30, 1995 upon termination of such plan, increase in any manner the compensation or fringe benefits of, or pay any benefit not required by any Plan or agreement as in effect as of the date of this Agreement (including, without limitation, the granting of stock options, stock appreciation rights, warrants, or awards to any director, officer, or employee); (xii) enter into or modify any contract, agreement, commitment or arrangement providing for the payment to or indemnification of any director, officer, employee or consultant of Foothill or any Foothill Subsidiary of compensation or benefits, except for the entering into of employment agreements in substantially the form of Exhibit C2 with the persons listed on Exhibit C1;
(xiii) sell or otherwise dispose of any shares of the capital stock of any Foothill Subsidiary or sell or otherwise dispose of Foothill's partnership interest in the Partnerships; (xiv) sell or otherwise dispose of any of its assets or properties, other than in the ordinary course of business, and, in the case of the Partnerships, as required or authorized by the FPI and FPII partnership agreements; (xv) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time of the Merger, or in any of the conditions to the Merger set forth in Section 7 not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; and (xvi) become a general partner in any partnership (except for the Partnerships).

          (c) The Board of Directors of Foothill will duly call, and will cause to be held not later than the later of thirty (30) calendar days or twenty-five
(25) business days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, a meeting of its shareholders and will direct that this Agreement and the Merger Agreement be submitted to a vote at such meeting. The Board of Directors of Foothill will cause proper notice of such meeting to be given to its shareholders in compliance with the Delaware General Corporation Law and other applicable law and regulation. The Board of Directors of Foothill will recommend the affirmative vote in favor of approval of this Agreement and the Merger Agreement, and use its best efforts to solicit from its shareholders proxies in favor thereof, provided, however, that if the Board of Directors determine in good faith based on the advice of Foothill's outside counsel that failure to take such action would result in a breach of its fiduciary duties and is legally advisable as determined by Foothill's Board of Directors after consultation with Foothill's outside counsel, then in such case, the Board of Directors may amend or withdraw its recommendation regarding the Merger and withhold soliciting proxies in favor thereof.

          (d) Foothill will furnish or cause to be furnished to Norwest all the information concerning Foothill and its subsidiaries required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof, or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of Ernst & Young to use such opinion in such Registration Statement.

          (e) Foothill will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Foothill to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals and consents required of Norwest.

          (f) Foothill will deliver to Norwest at the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

          (g) Foothill will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to Foothill and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to Foothill's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to Foothill, in the public domain, or later acquired by Foothill from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

          (h) Neither Foothill, nor any Foothill Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, (i) solicit, authorize the solicitation of, or (ii), except to the extent, based on the advice of counsel, legally advisable by the Board of Directors in the discharge of their fiduciary duties under applicable law, enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (A) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Foothill or any Foothill Subsidiary, (B) to make a tender or exchange offer for any shares of such common stock or other equity security, (C) to purchase, lease or otherwise acquire the assets of Foothill or any Foothill Subsidiary except in the ordinary course of business, or (D) to merge, consolidate or otherwise combine with Foothill or any Foothill Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Foothill or any Foothill Subsidiary concerning any of the foregoing, Foothill or such Foothill Subsidiary will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

          (i) Foothill shall consult with Norwest as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

          (j) Foothill and each Foothill Subsidiary will take all action necessary or required (i) to terminate or amend, if requested by Norwest, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, (ii) to amend the Plans to comply with the provisions of the TRA and regulations thereunder and other applicable law, and (iii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger.

          (k) Neither Foothill nor any Foothill Subsidiary shall take any action which with respect to Foothill would disqualify the Merger as a "pooling of interests" for accounting purposes.

          (l) Foothill shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Norwest by each executive officer, director or shareholder of Foothill who may reasonably be deemed an "affiliate" of Foothill within the meaning of such term as used in Rule 145 under the Securities Act.

          (m) Foothill shall establish such additional accruals and reserves as may be necessary to conform Foothill's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of Foothill's business following the Merger and to provide for the costs and expenses relating to the consummation by Foothill of the Merger and the other transactions contemplated by this Agreement.

          (n) Foothill shall obtain, at its sole expense, Phase I environmental assessments for each facility and each non-residential OREO property. Oral reports of such environmental assessments shall be delivered to Norwest no later than four (4) weeks and written reports shall be delivered to Norwest no later than eight (8) weeks from the date of this Agreement. Foothill shall obtain, at its sole expense, Phase II environmental assessments for properties identified by Norwest on the basis of the results of such Phase I environmental assessments.

          (o) Foothill shall take all action necessary to terminate Foothill's 1978 Amended and Restated Stock Option Plan (the "Option Plan") and 1990 Performance and Equity Incentive Plan ("Incentive Plan") to provide for the acceleration of the vesting rights of the options ("Options") issued thereunder to permit such Options to be immediately exercisable and to provide for the termination of any unexercised Options prior to the Effective Time of the Merger and shall obtain the written consent or acknowledgment of the holders of such Options to such termination in exchange for (i) the acceleration of such Options in accordance with the terms of the Option Plan and Incentive Plan and (ii) the exchange of such Options for shares of Norwest Common Stock as set forth in paragraph 1(a)(iii).

          (p) Foothill shall use its best efforts to obtain any required consents required to be given by the general and limited partners of FPI and FPII to the Merger and as may be necessary or required in order to conform the activities of FPI and FPII to those permissible for bank holding companies and their subsidiaries under the BHC Act and other applicable banking laws and regulations and to such conditions and requirements imposed in the approvals contemplated under paragraphs 6(e) and 7(e).

          (q) Foothill agrees, if requested by Norwest, to cancel or, in the alternative, to transfer to Foothill's employees in exchange for payment to Foothill of the policy premiums paid by Foothill, the split dollar insurance policies maintained by Foothill on its employees.

          (r) Foothill shall use its best efforts to cause the employees listed on Exhibit C1 to execute the Employment and Non-Competition Agreements substantially in the form of Exhibit C2 hereof prior to the Closing Date.

          (s) Foothill shall take all action necessary to terminate Foothill's Director's Pension Plan and Executive Supplement Retirement Plan as of no later than the Effective Time of Merger.

          (t) Foothill shall take all action necessary to terminate Foothill's Stock Purchase Plan as of no later than the earliest to occur of the Effective Time of the Merger or September 30, 1995 and distribute to the participants therein the amount contributed by such participants to such plan from January 1, 1995 to the date of termination, plus the amount referred to in paragraph 4(b)(xi).

          (u) Foothill shall execute and deliver the Merger Agreement prior to the Closing Date.

          (v) Subject to the terms and conditions herein provided, Foothill agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement , the Merger Agreement and the Stock Option Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the BHC Act and HSR Act and with all applicable governmental entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible) or the Stock Option Agreement.

          (w) Foothill shall use its best efforts to terminate, effective prior to the Closing Date, that certain Preferred Stock Purchase Agreement between Foothill and Recovery Equity Investors, L.P. ("REI") dated May 10, 1991 ("Preferred Stock Agreement") and that certain Registration Rights Agreement between Foothill and REI dated June 27, 1991 ("Registration Agreement").

          5. Covenants of Norwest. Norwest covenants and agrees with Foothill as follows:

          (a) From the date hereof until the Effective Time of the Merger, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

          (b) Norwest will furnish to Foothill all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of Foothill, or in any statement or application made by Foothill to any governmental body in connection with the transactions contemplated by this Agreement.

          (c) As promptly as practicable after the execution of this Agreement, Norwest will prepare, with the assistance of Foothill, as appropriate (including, but not limited to preparation by Foothill and its counsel of applicable disclosure in the registration Statement relating to Foothill) and file with the SEC a registration statement on Form S-4 (the "Registration Statement") together with the Prospectus/Proxy Statement to be included therein under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of Foothill pursuant to the Merger Agreement. Each of Norwest (and Foothill) shall use its best efforts to respond promptly as is practicable to comments from the SEC, if any and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Foothill shareholders, at the time of the Foothill shareholders' meeting referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph
            --------  -------
shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by

Foothill or any Foothill subsidiary for use in the Registration Statement or the Prospectus. Each of Norwest and Foothill will notify the other promptly as is practicable of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 or Prospectus/Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the S-4 or the Prospectus/Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the S-4 or the Prospectus/Proxy Statement, Norwest or Foothill, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Foothill, of such amendment or supplement.

          (d) Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

          (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of Foothill pursuant to this Agreement and the Merger Agreem ent will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of Foothill pursuant to the Merger Agreement are and will be free of any preemptive rights of the stockholders of Norwest.

          (f) Norwest will file all documents required to obtain, prior to the Effective Time of the Merger, all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

          (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Foothill to obtain all such approval and consents required by Foothill. Norwest will respond as promptly as practicable to any inquiries received from any regulatory agency.

          (h) Norwest will hold in confidence all documents and information concerning Foothill and Foothill's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Foothill (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to Foothill.

          (i) Norwest will file any documents or agreements required to be filed in connection with the Merger under the Delaware General Corporation Law.

          (j) Norwest will deliver to Foothill at the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

          (k) Norwest shall consult with Foothill as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

          (l) Norwest shall give Foothill written notice of receipt of the regulatory approvals referred to in paragraph 7(e).

          (m) Neither Norwest nor any Norwest Subsidiary shall take any action which with respect to Norwest would disqualify the Merger as a "pooling of interests" for accounting purposes.

          (n) For a period not exceeding fifteen (15) days prior to the Closing Date, Norwest will permit Foothill and its representatives to examine its books, records and properties and interview officers, employees and agents of Norwest at all reasonable times when it is open for business. No such examination by Foothill or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Norwest herein expressed.

          (o) Subject to the terms and conditions herein provided, Norwest agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement , the Merger Agreement and the Stock Option Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the BHC Act and HSR Act and with all applicable governmental entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible) or the Stock Option Agreement.

          (p) Merger Co. shall execute and deliver the Merger Agreement prior to the Closing Date.

          (q) From and after the Effective Time of Merger: (i) Norwest shall indemnify, defend and hold harmless the officers, directors and employees of Foothill and the Foothill Subsidiaries (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under Foothill's or a Foothill Subsidiary's Certificate of Incorporation or Articles of Incorporation and By-laws as in effect as of the Effective

Time of the Merger; and (ii) Norwest shall ensure that all rights to indemnification and all limitations of liability existing in favor of an Indemnified Party in Foothill's Certificate of Incorporation or By-laws or similar governing documents of any Foothill Subsidiary, as applicable in the particular case and as in effect on the date hereof, shall, with respect to claims arising from facts or events that occurred before the Effective Time of the Merger, survive the Merger and shall continue in full force and effect. Nothing contained in this paragraph 5(q) shall be deemed to preclude the liquidation, consolidation or merger of Foothill or any Foothill Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger. Notwithstanding anything to the contrary contained in this paragraph 5(q), nothing contained herein shall require Norwest or Foothill to indemnify any person who was a director or officer of Foothill or any Foothill Subsidiary to a greater extent than Foothill or any Foothill Subsidiary is, as of the date of this Agreement, required to indemnify any such person.

          (r) With respect to the persons listed on Schedule 5(r) hereof and who currently hold Options which constitute "Incentive Stock Options" for purposes of the Code ("ISO"), which Options as a result of the transactions contemplated by this Agreement will not be treated as ISO's by virtue of
(S)422(d) of the Code, Norwest agrees to grant to such person non-qualified options to acquire Norwest Common Stock pursuant and subject to the terms and conditions of the Norwest Corporation 1985 Long-Term Incentive Compensation Plan. Said Norwest options will be granted at the first meeting of the Human Resources Committee of the Norwest Board of Directors following the Closing and shall be determined pursuant to the following formula (rounded up to the next nearest whole share):

                                       .11(G)
                                   --------------    = X
                                     .36 (FMV)

Where (i) G = the amount of the compensation income for federal income tax purposes resulting from the exchange or exercise of such ISO's;

               (ii) FMV = the fair market value of Norwest Common Stock at the time of grant; and

               (iii) x = the total number of Norwest options to be granted.

          6. Conditions Precedent to Obligation of Foothill. The obligation of Foothill to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in whole or in part in writing by Foothill:

          (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material. For purposes of this section, "material" shall mean that the untruth or incorrectness of such representation or warranty would cause a material adverse effect on the business, financial condition or assets of Norwest and the Norwest Subsidiaries taken as a whole.

          (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. at or before the Time of Filing.

          (c) Foothill shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

          (d) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Foothill required for approval of a plan of merger in accordance with the provisions of Foothill's Certificate of Incorporation and the Delaware General Corporation Law.

          (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

          (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

          (g) The shares of Norwest Common Stock to be delivered to the stockholders of Foothill pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange.

          (h) Foothill shall have received an opinion, dated the Closing Date, of counsel to Foothill, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code; (ii) no gain or loss will be recognized by the holders of Foothill Common Stock or Preferred Stock upon the conversion of their shares into Norwest Common Stock pursuant to the terms of the Merger (except to the extent cash is received in lieu of fractional shares);
(iii) the tax basis of the shares of Norwest Common Stock received by the shareholders of Foothill on the conversion of the Foothill Common Stock and Preferred Stock pursuant to the Merger will be the same as the basis of Foothill Common Stock or Preferred Stock converted (less any portion of such basis allocable to any fractional interest in any shares of Foothill Common Stock or Preferred Stock); and (iv) the holding period of the shares of Norwest Common Stock into which the Foothill Common Stock and Preferred Stock are converted will include the holding period of the Foothill Common Stock or Preferred Stock, provided such shares of Foothill Common Stock or Preferred Stock were held as a capital asset as of the Effective Time of the Merger.

          (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

          (j)  Merger Co. shall have executed and delivered the Merger
Agreement.

          (k) Norwest and each Norwest Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

          (l) Foothill shall have received the opinion of Norwest's counsel dated the Closing Date in form and substance reasonably satisfactory to Foothill to the effect that (i) Norwest is duly organized and existing under the laws of the State of Delaware and (ii) all necessary corporate action on the part of Norwest has been taken to authorize the issuance of the shares of Norwest Common Stock in connection with the Merger, and when issued as described in the Registration Statement, such shares will be legally and validly issued, fully paid, and nonassessable.

          7. Conditions Precedent to Obligation of Norwest. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Norwest:

          (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to Foothill and the Foothill Subsidiaries taken as a whole as if made at the Time of Filing. For purposes of this section, "material" shall mean that the untruth or incorrectness of such representation or warranty would cause a material adverse effect on the business, financial condition or results of operation of Foothill and the Foothill Subsidiaries taken as a whole.

          (b) Foothill shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

          (c) This Agreement and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Foothill required for approval of a plan of merger in accordance with the provisions of Foothill's Certificate of Incorporation and the Delaware General Corporation Law.

          (d) Norwest shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Foothill, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

          (e) Norwest shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Foothill or any Foothill Subsidiary that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest. For purposes of the foregoing, "unreasonably burdensome" shall mean any condition which could reasonably be expected to have a material adverse effect on the business, financial condition, capital requirementsor results of operation (including, with respect to Foothill, Foothill's operating plans) of Norwest or the Norwest Subsidiaries taken as a whole or Foothill or the Foothill Subsidiaries taken as a whole or which would result in the inability of Foothill to continue to act as an investment advisor to the Partnerships or requiring divestiture by Foothill of any or all of its general partnership interest in the Partnerships or the liquidation or dissolution of the Partnerships.

          (f) Foothill and each Foothill Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Foothill's or such subsidiary's business required for the consummation of the Merger, and Foothill and each Foothill Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

          (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

          (h) The Merger shall qualify as a "pooling of interests" for accounting purposes and Norwest shall have received from KPMG Peat Marwick, L.L.P. and Ernst & Young opinions to that effect.

          (i) At any time since the date hereof the total number of shares of Foothill Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares, if any, and other share-equivalents constitute Foothill Common Stock) of all warrants, options, conversion rights, phantom shares, if any, or other share-equivalents, other than any option held by Norwest, shall not have exceeded 17,843,359.

          (j) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

          (k) Norwest shall have received from the Chief Executive Officer and Chief Financial Officer of Foothill a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance reasonably satisfactory to Norwest, to the effect that:

                    (i) the interim quarterly financial statements of Foothill included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of Foothill;

                   (ii) the amounts reported in the interim quarterly financial statements of Foothill agree with the general ledger of Foothill;

                  (iii) the annual and quarterly financial statements of Foothill and the Foothill Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

                   (iv) from March 31, 1995 (or, if later, since the date of the most recent unaudited consolidated financial statements of Foothill and the Foothill Subsidiaries as may be included in the Registration Statement) to the last day of the month immediately preceding the effective date of the Registration Statement or the last day of the month immediately preceding the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of Foothill and the Foothill Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of Foothill and the Foothill Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

                    (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of Foothill and the Foothill Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of Foothill and the Foothill Subsidiaries and have found them to be in agreement with financial records and analyses prepared by Foothill included in the annual and quarterly financial statements, except as disclosed in such letters.

          (l) Notice shall not have been received by Foothill relating to, or any senior officer of Foothill, after diligent inquiry, shall become aware of, a basis for any proceeding, claim or action of any nature seeking to impose, or that could result in the imposition on Foothill or any Foothill Subsidiary of, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon Foothill and its subsidiaries taken as a whole.

          (m) Since March 31, 1995, no change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Foothill and the Foothill Subsidiaries taken as a whole.

          (n) Foothill shall have obtained all necessary or required consents of the general and limited partners of FPI and FPII to the Merger and to the matters referred to in paragraph 4(p).

          (o) Foothill shall have terminated the Option Plan and Incentive Plan and all outstanding Options shall have exercised or terminated as required in paragraph 4(o).

          (p) Foothill shall have terminated Foothill's Directors Pension Plan and Executive Supplement Retirement Plan effective as of no later than the Effective Time of Merger.

          (q) The persons listed on Exhibit C1 shall have entered into the Employment and Non-Competition Agreements in substantially the form of Exhibit C2 hereto.

          (r)  Foothill shall have executed and delivered the Merger Agreement.

          (s) The Foothill Stock Purchase Plan shall have been terminated as provided in paragraph 4(t).

          (t) Norwest shall have received an opinion of counsel to Foothill dated the Closing Date, in form and substance reasonably satisfactory to Norwest to the effect that (i) Foothill is duly organized and existing under the State of Delaware and (ii) that the execution, delivery and performance of the Agreement and the Merger Agreement has been duly and validly authorized by all necessary corporate action.

          (u) The Preferred Stock Agreement and Registration Agreement shall have been terminated.

          8. Employee Benefit Plans. Each person who is an employee of Foothill or any Foothill Subsidiary as of the Effective Date of the Merger ("Foothill Employees") shall be eligible for participation in the employee welfare and retirement plans of Norwest, as in effect from time to time, as follows:

          (a)  Employee Welfare Benefit Plans.  Each Foothill employee shall be
               -------------------------------
eligible for participation in the employee welfare benefit plans of Norwest listed below subject to any eligibility requirements applicable to such plans (but not subject to any pre-existing conditions exclusions except for the Norwest Long Term Care Plan) and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger:

                    Medical Plan
                    Dental Plan
                    Vision Plan
                    Short Term Disability Plan
                    Long Term Disability Plan
                    Long Term Care Plan
                    Flexible Benefits Plan
                    Basic Group Life Insurance Plan
                    Group Universal Life Insurance Plan
                    Dependent Group Life Insurance Plan
                    Business Travel Accident Insurance Plan
                    Accidental Death and Dismemberment Plan
                    Severance Pay Plan
                    Vacation Program

For the purpose of determining each Foothill Employee's benefit for the year in which the Merger occurs under the Norwest vacation program, vacation taken by an Foothill Employee in the year in which the Merger occurs will be deducted from the total Norwest benefit. Each Foothill Employee will be credited under the Norwest Medical Plan for the amount of any deductible already satisfied under Foothill's Plan prior to Closing. After the

Effective Date of the Merger, Foothill Employees will be subject to Norwest's Vacation Program in accordance with the terms of that Program, with full credit for years of past service to Foothill and the Foothill Subsidiaries. For purposes of the Short Term Disability Plan and Severance Policy, Foothill Employees will receive full credit for years of past service with Foothill and the Foothill Subsidiaries.

Foothill Employees shall not be entitled to past service credit with regard to retiree medical benefits.

          (b)  Employee Retirement Benefit Plans.
               ----------------------------------

Each Foothill Employee shall be eligible for participation in the Norwest Savings-Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service to Foothill and the Foothill Subsidiaries for the purpose of satisfying any eligibility and vesting periods applicable to the SIP), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger.

Each Foothill Employee shall be eligible for participation, as a new employee, in the Norwest Pension Plan under the terms thereof.

          9.  Termination of Agreement.

          (a)  This Agreement may be terminated at any time prior to the Time of
Filing:

                    (i)  by mutual written consent of the parties hereto;

                   (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by March 31, 1996 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party;

                  (iii) by Foothill or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreementor;

                   (iv) by Norwest, if the Board of Directors of Foothill does not publicly recommend in the Proxy Statement that the holders of the Foothill Common Stock approve and adopt this Agreement, or if after recommending in the Proxy Statement that stockholders approve and adopt this Agreement, the Board of Directors of Foothill shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Norwest.

          (b) In the event of termination of this Agreement by either Norwest or Foothill as provided in paragraph (a), this Agreement shall forthwith become void and have no effect except that (i) termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, Foothill from any liability or damage to Norwest arising out of Foothill's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, (ii) the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination; and (iii) in the event that this Agreement shall have been terminated by Foothill pursuant to paragraph 9(a)(ii) because of the failure of Norwest to perform or observe in all material respects the covenants and agreements to be performed by Norwest or such other willful action that results in a material breach of the warranties and representations made by Norwest, or willful and material failure in performance of any of Norwest's covenants, agreements, duties or obligations arising hereunder, and all of the conditions to consummation of the Merger set forth in Section 7 have been satisfied or, with respect to conditions relating to the delivery of officers' certificates and opinions, would have been satisfied had the Closing actually occurred, Norwest agrees, at the request of Foothill, to purchase Foothill Senior Subordinated Debt in an amount and pursuant to the terms and conditions of that certain Funding Agreement of even date herewith between Norwest and Foothill and Foothill Capital Corporation ("Funding Agreement") which purchase shall be in lieu of liquidated damages and in full and complete satisfaction of any further liability of Norwest for any claims, damages or losses incurred or alleged to have been incurred by Foothill by virtue of or arising out of such termination.

          10. Expenses. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Foothill and Foothill Subsidiaries shall be borne by Foothill, and all such expenses incurred by Norwest shall be borne by Norwest.

          11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

          12. Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

          13. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          If to Norwest:

               Norwest Corporation
               Sixth and Marquette
               Minneapolis, Minnesota  55479-1026
               Attention:  Secretary

          If to Foothill:

               The Foothill Group, Inc.
               11111 Santa Monica Boulevard
               15th Floor
               Los Angeles, CA  90025
               Attention:  Henry Jordan, Chief Financial Officer

               With a copy to:


                    Buchalter, Nemer, Fields & Younger
                    601 South Figueroa Street
                    Los Angeles, CA  90017
                    Attention:  Mark A. Bonenfant

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

          14. Complete Agreement. This Agreement, the Merger Agreement, the Stock Option Agreement and the Funding Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

          15. Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

          16. Waiver and Other Action. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

          17. Amendment. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Foothill shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

          18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

          19. Non-Survival of Representations and Warranties. No representation or warranty contained in the Agreement or the Merger Agreement shall survive the Merger or except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Merger.

          20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NORWEST CORPORATION           FOOTHILL GROUP, INC.


By:  /s/ James R. Campbell          By: /s/ Jon L. Gevirtz
     ------------------------           ---------------------------
Its: Executive Vice President        Its: Chairman of the Board and
     ------------------------             -------------------------
                                          Chief Executive Officer